Exhibit 99.1

Masimo Receives FDA Clearance for Noninvasive Total Hemoglobin

Irvine, California – May 14, 2008 – Masimo, the inventor of Pulse CO-Oximetry™ and Measure-Through Motion-and-Low-Perfusion pulse oximetry, today announced it has received FDA clearance for its breakthrough noninvasive and continuous total hemoglobin monitoring technology (SpHb™). The availability of Masimo SpHb technology should make hemoglobin measurement more convenient and broadly available to clinicians in both hospital and outpatient settings—helping them make earlier and better clinical decisions, improve patient safety and decrease costs. Noninvasive total hemoglobin will be offered as part of the upgradable Masimo Rainbow SET technology platform.

Ronald Miller, MD, Professor and Chair of the Department of Anesthesia and Perioperative Care at the University of California at San Francisco (UCSF) stated, “Management of appropriate blood levels is vitally important to sustain life. Without up-to-date hemoglobin levels, patient bleeding in the operating room, recovery room, intensive care or trauma departments—where blood loss is common—can often go undetected until it poses critical short and long-term dangers to health and recovery. The ability to immediately and continuously measure hemoglobin levels will facilitate the timely administration of appropriate blood products. Conversely, during surgery, because blood is a precious and costly resource, continuously measuring hemoglobin levels noninvasively can help clinicians avoid unnecessary blood transfusions and decrease costs by more effectively titrating blood and blood replacement products.”

Joe E. Kiani, Chairman and CEO of Masimo, said, “Developing breakthrough technologies that enhance patient safety and automate patient care is a responsibility that we take seriously. With noninvasive hemoglobin as part of the upgradable Masimo Rainbow SET platform, we are proud to be revolutionizing the way clinicians can assess anemic status and make more timely decisions that affect millions of patients worldwide.”

The need for better hemoglobin monitoring to manage blood levels is reinforced by recently published controlled studies that show the safety of blood transfusions can be improved by the use of transfusion thresholds. In a 2008 study by the Cochrane Collaboration titled Transfusion Thresholds and Other Strategies for Guiding Allogeneic Red Blood Cell Transfusion, reviewers examined evidence from ten trials—reporting outcomes on a total of 1,780 patients—and found that “restrictive transfusion strategies reduced red blood cell transfusions by 42%.”

Additionally, while noting that not all of these results were statistically significant and that additional studies are required to confirm the findings, the Cochrane reviewers also reported that, “on average, mortality was 20% lower with the restrictive compared with the liberal transfusion triggers.” Similarly, five of the ten studies examined showed a reduction in hospital length of stay, while three showed a reduction in ICU length of stay.1

Continuous, noninvasive hemoglobin monitoring with Masimo Rainbow SET SpHb may enable more restrictive transfusion triggers and help maintain optimal hemoglobin levels for critically-ill patients. In addition to facilitating better blood level management, Masimo Rainbow SET’s noninvasive hemoglobin monitoring capability should also help clinicians better manage chronic anemia, a blood disorder affecting two billion people worldwide that is one of today’s most prevalent public health problems. Masimo Rainbow SET SpHb should provide hospitals, emergency medical professionals, dialysis centers, family physicians, cardiologists, pediatricians and other care providers with a more convenient and accessible way to manage this pervasive condition.

More than 350 million invasive hemoglobin lab tests are performed each year in the U.S. alone, making it one of the most common laboratory tests. Hemoglobin lab tests are costly, time-consuming and require that clinicians use a needle to draw a patient’s blood—however, they only provide delayed and intermittent data. Masimo’s SpHb technology requires no invasive procedures and provides continuous, real-time, pain-free results. This should allow clinicians to perform fewer lab tests, better manage blood transfusions and hemodialysis procedures, speed detection of internal bleeding, and more efficiently assess chronic anemia—all of which should help improve patient outcomes and reduce the cost-of-care.

“No other technology can provide continuous, noninvasive hemoglobin measurements,” stated Michael O’Reilly, MD, Executive Vice President of Medical Affairs at Masimo. “Masimo Rainbow SET SpHb has the potential to revolutionize the management of both acute and chronic anemia, as well as the therapeutic interventions used to treat these conditions. We believe SpHb will provide a significant advancement in patient safety for clinicians worldwide.”

The Masimo Rainbow SET platform allows clinicians to noninvasively and continuously measure oxygen content (SpOC™), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), PVI™ and total hemoglobin (SpHb™), in addition to oxyhemoglobin (SpO2), perfusion index (PI), and pulse rate (PR). Masimo anticipates commercial availability for both SpHb and SpOC in Q3 2008 to select customers.

—end—

About Masimo

Masimo (NASDAQ: MASI) develops innovative monitoring technologies that significantly improve patient care—helping solve “unsolvable” problems. In 1995, the company debuted Measure-Through-Motion-and-Low-Perfusion pulse oximetry, known as Masimo SET, which virtually eliminated false alarms and increased pulse oximetry’s ability to detect life-threatening events. More than 100 independent and objective studies demonstrate Masimo SET provides the most reliable SpO2 and pulse rate measurements even under the most challenging clinical conditions, including patient motion and low peripheral perfusion. In 2005, Masimo introduced Masimo Rainbow SET, a breakthrough noninvasive blood constituent monitoring platform that can measure many blood constituents that previously required invasive procedures. Rainbow SET continuously and noninvasively measures total hemoglobin (SpHbTM), oxygen content (SpOCTM), carboxyhemoglobin (SpCO®), methemoglobin (SpMet®), and PVITM, in addition to oxyhemoglobin (SpO2), pulse rate (PR), and perfusion index (PI), allowing early detection and treatment of potentially life-threatening conditions. Founded in 1989, Masimo has the mission of “Improving Patient Outcomes and Reducing Cost of Care by Taking Noninvasive Monitoring to New Sites and Applications.” Additional information about Masimo and its products may be found at www.masimo.com.

Forward Looking Statements

This press release may include forward-looking statements. These forward-looking statements are based on current expectations about future events affecting us and are subject to uncertainties and factors, all of which are difficult to predict and many of which are beyond our control, including: risks related to our assumption that Masimo’s new noninvasive measurements—total hemoglobin (SpHbTM) and oxygen content (SpOCTM)—will deliver a sufficient level of clinical improvement over alternative hemoglobin measurement capabilities to allow for rapid adoption of the technology and risks related to our assumptions regarding the timing or commercial availability of SpHb and SpOC, as well as other factors discussed in the “Risk Factors” section of our quarterly report on Form 10-Q for the quarter ended March 29, 2008, filed with the Securities and Exchange Commission on May 1, 2008. Although we believe that the expectations reflected in our forward-looking statements are reasonable, we do not know whether our expectations will prove correct. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. We do not undertake any obligation to update, amend or clarify these forward-looking statements or the risk factors contained in our quarterly report on Form 10-Q for the quarter ended March 29, 2008, whether as a result of new information, future events or otherwise, except as may be required under the federal securities laws.

—end—

[1]

Hill SR, Carless PA, Henry DA, Carson JL, Herbert PC, McClelland DBL, Henderson KM. Transfusion thresholds and other strategies for guiding allogeneic red blood cell transfusion. Cochrane Database of Systematic Reviews 2000, Issue 1. Art. No.: CD002042. DOI: 10.1002./14651858.CD002042.

Contact:

Dana Banks

Masimo Corporation

949-297-7348

Masimo, SET, Signal Extraction Technology, Improving Outcomes and Reducing Cost of Care by Taking Noninvasive Monitoring to New Sites and Applications, Rainbow, SpHb, SpOC, SpCO, SpMet, PVI, Radical-7, Rad-87, Rad-57,Rad-9, Rad-8, Rad-5,Pulse CO-Oximetry and Pulse CO-Oximeter are trademarks or registered trademarks of Masimo Corporation.